UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

RAYONT INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor, Palo Alto,

California, 94301

1 (855) 801-9792

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February April 19, 2022, Reyad Fezzani resigned as Director of Rayont Inc. (the “Company”). On April 20, 2022, Ms. Leilani Latimer resigned as Director of Rayont, Inc. The Board thanks Mr. Fezzani and Ms. Latimer for their contributions to the Company.

Also, on April 21, 2022 in the best interests of the Company, the Board appointed Mr. Mark Van Wyk, Thea Dillon and Jason Sunstein as Directors of the Company.

Mark Van WykMark van Wyk BSc (QS), MBA, MAICD, CCEO, FIIDM, Certified Chair™

Mark is a seasoned business leader and strategist with a diverse 37 year global career across several industry sectors including health and aged care services, community services, environmental, financial and professional services, engineering, infrastructure, mining/resources, construction, manufacturing, building services and agriculture. He holds qualifications from the University of Pretoria (South Africa), Graduate School of Business at the University of Cape Town (South Africa) and De Montfort University in Leicester (United Kingdom). Mark is a Member of the Australian Institute of Company Directors, Fellow of the International Institute of Directors and Managers, a Member of the CEO Institute, a Member of the Advisory Board Centre and is also a Certified CEO and an advisory board Certified Chair™. He has held senior positions and executive roles in several listed Australian companies. Entrepreneur and founder of eleven SMEs. Board Experience having served as Advisory Board Member, Chairperson, Executive Director, Non-Executive Director, Alternate Director, Company Secretary and Committee Member. His most recent experience includes being a Non-Executive Director of Smiles Inclusive Limited, an Australian dental services provider since July 2021 and Chairman and Executive Director of Paying.Green Holdings, a global profit-for-purpose organisation focused on delivering sustainable environmental solutions to businesses since 2020. Prior to this Mark was Chairman and Executive Director of Medicrew Holdings, an integrated primary health care services provider with a number of medical centres across South East Queensland from July 2015 to June 2021.

Thea Dillon has extensive experience within the Remedial Massage & Myotherapy profession having successfully founded and operated a number of South East Qld based businesses in the industry over the past 15 years. She is passionate about enriching lives and enhancing health & wellbeing, and enjoys passing her wealth of knowledge & expertise to others so that they may thrive personally and professionally.

Thea holds a Diploma of Remedial Massage, Adv Diploma of Myotherapy, an Honors Degree in Exercise Science & a Certificate IV in Training & Assessment, and is an accomplished High Performance Sport Therapist, having worked with the Australian Olympic Team on multiple occasions. She was a founding partner of Gold Coast Physio & Sports Health in 2008 and remained an Owner through to 2013 before continuing as a Principal Remedial Massage Therapist through to 2016. She has been the Owner and Principal Therapist of No More Niggles since November 2016 where she provides exceptional remedial and sports massage services.

From December 2018 through January 2021, Thea was a Trainer at Massage Schools of QLD, designing and delivering remedial massage & myotherapy training content at post graduate level. From 2019 through 2021, Thea was in the Lead Soft Tissue Therapy role for the Australian Olympic Team in Tokyo. She was also a Practice Manager at No More Knots throughout 2020 and continues to deliver professional development and mentoring sessions across the No More Knots Team.

Jason Sunstein was one of the founders and since October 2013, has been the CFO and a director of International Land Alliance, Inc., a publicly traded company, engaged in residential land development with target properties located primarily in the Baja California Northern region of Mexico. Mr. Sunstein brings finance, mergers and acquisitions and general management experience. Since 1989, he has participated in a broad variety of both domestic and international structured investments and financings, ranging from debt and preferred stock to equity and developmental capital across a wide variety of infrastructure and corporate financings. He has been involved in numerous start-ups, turnarounds and public companies. Mr. Sunstein serves as on the Board of Directors of several public and private companies. In December 2014 Mr. Sunstein filed for Chapter 7 bankruptcy, and it was discharged May 2015. He attended San Diego State University where he majored in Finance and has held NASD Series 7 (General Securities Representative) and Series 63 licenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAYONT INC.

Dated: April 22, 2022	By:	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
CEO and President

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